Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Ryan R. Nelson, CFO, rnelson@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
2025 FOURTH QUARTER AND ANNUAL RESULTS
Fourth Quarter 2025 Net Investment Income of $1.03 Per Share
Fourth Quarter 2025 Distributable Net Investment Income(1) of $1.09 Per Share
Net Asset Value of $33.33 Per Share
HOUSTON, February 26, 2026 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the fourth quarter and full year ended December 31, 2025. Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our” and the “Company” refer to Main Street and its consolidated subsidiaries.
Fourth Quarter 2025 Highlights
•Net investment income (“NII”) of $92.1 million, or $1.03 per share
•Distributable net investment income (“DNII”)(1) of $98.0 million, or $1.09 per share
•DNII before taxes(2) of $100.0 million, or $1.11 per share
•Total investment income of $145.5 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.4% on an annualized basis
•Net increase in net assets resulting from operations of $131.1 million, or $1.46 per share
•Return on equity(3) of 17.7% on an annualized basis
•Net asset value of $33.33 per share as of December 31, 2025, representing an increase of $0.55 per share, or
1.7%, compared to $32.78 per share as of September 30, 2025
•Declared regular monthly dividends totaling $0.78 per share for the first quarter of 2026, or $0.26 per share for each of January, February and March 2026, representing a 4.0% increase from the regular monthly dividends paid in the first quarter of 2025 and a 2.0% increase from the regular monthly dividends paid in the fourth quarter of 2025
•Declared and paid a supplemental dividend of $0.30 per share, resulting in total dividends paid in the fourth quarter of 2025 of $1.065 per share and representing a 2.9% increase from the total dividends paid in the fourth quarter of 2024
•Completed $300.0 million in total lower middle market (“LMM”) portfolio investments, including investments totaling $241.0 million in five new portfolio companies, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net increase of $253.1 million in the total cost basis of the LMM investment portfolio

•Completed $231.4 million in total private loan portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to a realized loss resulted in a net increase of $108.8 million in the total cost basis of the private loan investment portfolio
•Fully exited investments in Purge Rite LLC, realizing a gain of $33.9 million and resulting in annual internal rates of return (“IRR”) and times money invested (“TMI”) returns of 179.9% and 9.4 times, respectively, on the equity investment, and 98.2% and 3.3 times, respectively, including all debt and equity investments in the company on a cumulative basis since Main Street's initial investment in 2023
•Fully exited investments in Mystic Logistics Holdings, LLC, realizing a gain of $23.8 million, which in addition to the total dividends of $22.1 million received over the life of the equity investment, resulted in annual IRRs and TMI returns of 32.9% and 17.9 times, respectively, on the equity investment, and 22.9%
and 5.1 times, respectively, including all debt and equity investments in the company on a cumulative basis since Main Street’s initial investment in 2014
Full Year 2025 Highlights
•NII, including excise tax and NII related income taxes, of $352.7 million, or $3.95 per share
•DNII,(1) including excise tax and NII related income taxes, of $376.0 million, or $4.21 per share
•DNII before taxes(2) of $390.0 million, or $4.36 per share
•Total investment income of $566.4 million
•An industry leading position in cost efficiency, with an Operating Expenses to Assets Ratio of 1.3%
•Net increase in net assets resulting from operations of $493.4 million, or $5.52 per share
•Return on equity(3) of 17.1%
•Net asset value of $33.33 per share as of December 31, 2025, representing an increase of $1.68 per share, or
5.3%, compared to $31.65 per share as of December 31, 2024
•Paid regular monthly dividends totaling $3.03 per share, representing a 4.1% increase from prior year
•Paid supplemental dividends totaling $1.20 per share, resulting in total dividends paid of $4.23 per share, representing a 2.9% increase from prior year and a new record for total annual dividends paid
•Completed $701.6 million in total LMM portfolio investments, including investments totaling $482.2 million in 13 new portfolio companies, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net increase of $480.1 million in the total cost basis of the LMM investment portfolio
•Completed $671.5 million in total private loan portfolio investments, which after aggregate repayments and sales of debt investments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net increase of $30.8 million in the total cost basis of the private loan investment portfolio
•Net decrease of $76.4 million in the total cost basis of the middle market investment portfolio
•Further strengthened our capital structure and enhanced our liquidity position by (i) amending the SPV
Facility to decrease the interest rate, extend the final maturity date to September 2030 and decrease the unused fee, (ii) amending the Corporate Facility to decrease the interest rate, increase the total commitments to $1.145 billion and extend the maturity date to April 2030, (iii) issuing an aggregate principal amount of
$350.0 million of the August 2028 Notes and (iv) fully prepaying $150.0 million of notes outstanding in
September 2025 ahead of their December 2025 maturity date (the “December 2025 Notes,” with the SPV
Facility, Corporate Facility and August 2028 Notes each defined in the Liquidity and Capital Resources section below)
•MSC Income Fund, Inc., an externally managed business development company for which Main Street’s wholly owned registered investment adviser serves as investment advisor and administrator, completed a follow-on public offering of its common stock and, in conjunction with the offering, began trading on the
New York Stock Exchange in January 2025

In commenting on the Company’s operating results for the fourth quarter and full year of 2025, Dwayne L.
Hyzak, Main Street’s Chief Executive Officer, stated, “We are extremely pleased with our continued strong performance in the fourth quarter, which closed another great year for Main Street. This strong performance included several new quarterly and annual records across our key performance metrics. After our positive performance in the first three quarters of 2025, our strong performance in the fourth quarter resulted in a return on equity of 17.7% for the fourth quarter and 17.1% for the full year, strong levels of net investment income per share and distributable net investment income per share and a record net asset value per share, primarily driven by a significant net fair value increase of our investments, and including the benefits of material net realized gains in both our lower middle market and private loan investment portfolios. We also produced extremely strong fourth quarter investment activity in our unique lower middle market investment strategy, resulting in an annual record for gross investments of over $700 million in 2025. We believe that these continued strong results demonstrate the sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies, the unique contributions of our asset management business and the continued underlying strength and quality of our portfolio companies.”
Mr. Hyzak continued, “Our positive performance for the quarter and full year resulted in distributable net investment income before taxes per share which continued to significantly exceed the monthly dividends paid to our shareholders for these periods. In addition, our strong fourth quarter results and favorable outlook for the first quarter resulted in the declaration of another $0.30 per share supplemental dividend to be paid in March
2026, representing our eighteenth consecutive quarterly supplemental dividend, to go with the 11 increases to our regular monthly dividends declared since the fourth quarter of 2021. Our recent declarations of our monthly dividends and our supplemental dividend allowed us to continue our trend of increasing the total dividends paid to our shareholders over the past several years. Additionally, with the continued support from our long-term lender relationships, we continue to maintain strong liquidity and a conservative leverage profile, which we believe is important in the current economic environment. We remain confident that our diversified lower middle market and private loan investment strategies, both of which have continued to generate favorable investment activity in the first quarter, together with the benefits of our asset management business, our cost efficient operating structure and conservative capital structure, will allow us to continue to deliver superior results for our shareholders.”

Fourth Quarter 2025 Operating Results
The following table provides a summary of our operating results for the fourth quarter of 2025:

	Three Months Ended December 31,
	2025	2024	Change ($)	Change (%)
	(dollars in thousands, except per share amounts)
Interest income	$102,759	$109,963	$(7,204)	(7)%
Dividend income	35,898	24,513	11,385	46%
Fee income	6,884	5,966	918	15%
Total investment income	$145,541	$140,442	$5,099	4%

Net investment income (4)	$92,100	$86,690	$5,410	6%
Net investment income per share (4)	$1.03	$0.98	$0.05	5%

Distributable net investment income (1)(4)	$98,030	$91,672	$6,358	7%
Distributable net investment income per share (1)(4)	$1.09	$1.04	$0.05	5%

Distributable net investment income before taxes (2)	$100,012	$95,338	$4,674	5%
Distributable net investment income before taxes per share (2)	$1.11	$1.08	$0.03	3%

Net increase in net assets resulting from operations	$131,111	$174,237	$(43,126)	(25)%
Net increase in net assets resulting from operations per share	$1.46	$1.97	$(0.51)	(26)%
The $5.1 million increase in total investment income in the fourth quarter of 2025 from the comparable period of the prior year was principally attributable to (i) an $11.4 million increase in dividend income, primarily due to a $10.9 million increase in dividend income from our LMM portfolio companies and (ii) a $0.9 million increase in fee income, primarily due to a $1.6 million increase in fee income related to increased investment activity, partially offset by a $0.7 million decrease in fee income from the refinancing and prepayment of debt investments. These increases were partially offset by a $7.2 million decrease in interest income, principally attributable to a larger negative impact from investments on non-accrual status and a decrease in interest rates, primarily resulting from decreases in benchmark index rates on floating rate debt investments and other decreases in interest rates on existing debt investments, partially offset by higher average levels of income producing investment portfolio debt investments. The $5.1 million increase in total investment income in the fourth quarter of 2025 includes the impact of an increase of $3.9 million in certain income considered less consistent or non-recurring, primarily related to an increase of $4.5 million in such dividend income, partially offset by a $0.7 million decrease in such fee income, in each case when compared to the same period in 2024.
Total cash expenses(5) increased $0.4 million, or 0.9%, to $45.5 million in the fourth quarter of 2025 from $45.1 million for the same period in 2024. This increase in total cash expenses was principally attributable to (i) a $2.3 million increase in cash compensation expenses(5) and (ii) a $0.6 million increase in general and administrative expenses, partially offset by (i) a $2.2 million decrease in interest expense and (ii) a $0.3 million increase in expenses allocated to our External Investment Manager (as defined in the External Investment Manager section below). The increase in cash compensation expenses(5) is primarily related to increased incentive compensation accruals. The increase in general and administrative expenses is primarily related to increased professional fees.
The decrease in interest expense is primarily related to (i) a decreased weighted-average interest rate on our unsecured debt obligations resulting from the issuance of the August 2028 Notes and the early repayment of the
December 2025 Notes and (ii) a decreased weighted-average interest rate on our Credit Facilities due to decreases in benchmark index rates and decreases to the applicable margin rates related to the amendments of our Credit Facilities in April 2025.

Non-cash compensation expenses(5) increased $0.9 million in the fourth quarter of 2025 from the comparable period of the prior year, primarily driven by an $0.8 million increase in share-based compensation.
Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(5)) on an annualized basis was 1.4% for the fourth quarter of 2025, an increase from 1.3% for the fourth quarter of 2024.
Excise tax expense decreased $3.1 million and NII related federal and state income and other tax expenses increased $1.5 million in the fourth quarter of 2025 compared to the same period in 2024, resulting in a net decrease in tax expenses included in NII of $1.7 million. The decrease in excise tax is due to the decrease in undistributed taxable income as of December 31, 2025 and the increase in NII related federal and state income and other tax expenses is due to an increase in taxable NII between the relevant periods.
The $5.4 million increase in NII and the $6.4 million increase in DNII(1) in the fourth quarter of 2025 from the comparable period of the prior year were both principally attributable to (i) the increase in total investment income and (ii) the decrease in tax expenses included in NII, partially offset by an increase in total expenses, each as discussed above. NII and DNII(1) on a per share basis both increased by $0.05 for the fourth quarter of
2025 as compared to the fourth quarter of 2024, to $1.03 per share and $1.09 per share, respectively. These increases include the impact of a 1.6% increase in the weighted-average shares outstanding compared to the fourth quarter of 2024, primarily due to shares issued since the beginning of the comparable period of the prior year through our (i) dividend reinvestment plan, (ii) at-the-market (“ATM”) equity issuance program and (iii)
equity incentive plans. NII and DNII(1) on a per share basis in the fourth quarter of 2025 each include a net increase of $0.04 per share resulting from an increase in investment income considered less consistent or non-
recurring in nature compared to the fourth quarter of 2024, as discussed above.
The $131.1 million net increase in net assets resulting from operations in the fourth quarter of 2025 represents a
$43.1 million decrease from the fourth quarter of 2024. This decrease was primarily the result of (i) a $38.3 million decrease in the net fair value change of our portfolio investments resulting from the net impact of net realized gains/losses and net unrealized appreciation/depreciation, with the decrease resulting from a net fair value increase of $42.5 million in the fourth quarter of 2025 compared to a net fair value increase of $80.8 million in the prior year and (ii) a $10.2 million increase in net tax provision on the net fair value change of our portfolio investments resulting from a net tax provision of $3.5 million in the fourth quarter of 2025 compared to a net tax benefit of $6.8 million in the comparable period of the prior year, with these decreases partially offset by a $5.4 million increase in NII as discussed above. The $42.5 million net fair value increase in the fourth quarter of 2025 was the result of a net realized gain of $50.8 million, partially offset by unrealized depreciation (including the reversal of net fair value appreciation recognized in prior periods due to the net realized gain in the quarter) of $8.3 million. The $80.8 million net fair value increase in the fourth quarter of
2024 was the result of a net realized gain of $28.6 million and net unrealized appreciation of $52.2 million. The
$50.8 million net realized gain from investments for the fourth quarter of 2025 was primarily the result of (i)
$42.0 million of realized gains on the full exits of two private loan portfolio investments, (ii) a $23.8 million realized gain on the full exit of a LMM portfolio investment, (iii) a $1.4 million realized gain on the partial exit of a LMM portfolio investment and (iv) a $1.1 million realized gain on the partial exit of an other portfolio investment, partially offset by (i) a $17.8 million realized loss on the restructure of a private loan portfolio investment and (ii) a $0.6 million realized loss on the partial exit of a LMM portfolio investment.

The following table provides a summary of the total net unrealized depreciation of $8.3 million for the fourth quarter of 2025:

	Three Months Ended December 31, 2025
	LMM (a)	Private Loan	Middle Market	Other		Total
	(in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$(25.4)	$(25.1)	$—	$(1.5)		$(52.0)
Net unrealized appreciation (depreciation) relating to portfolio investments	48.4	11.0	(6.8)	(8.9)	(b)	43.7
Total net unrealized appreciation (depreciation) relating to portfolio investments	$23.0	$(14.1)	$(6.8)	$(10.4)		$(8.3)
___________________________
(a)Includes unrealized appreciation on 43 LMM portfolio investments and unrealized depreciation on 21 LMM portfolio investments.
(b)Includes $11.3 million of unrealized depreciation related to the External Investment Manager.
Liquidity and Capital Resources
As of December 31, 2025, we had aggregate liquidity of $1.265 billion, including (i) $42.0 million in cash and cash equivalents and (ii) $1.223 billion of aggregate unused capacity under our corporate revolving credit facility (the “Corporate Facility”) and our special purpose vehicle revolving credit facility (the “SPV Facility”
and, together with the Corporate Facility, the “Credit Facilities”), which we maintain to support our investment and operating activities.
Several details regarding our capital structure as of December 31, 2025 are as follows:
•The Corporate Facility included $1.145 billion in total commitments from a diversified group of 18 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.718 billion.
•$432.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 5.6% based on the applicable Secured Overnight Financing Rate (“SOFR”) effective for the contractual reset date of
January 1, 2026.
•The SPV Facility included $600.0 million in total commitments from a diversified group of six participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $800.0 million.
•$86.0 million in outstanding borrowings under the SPV Facility, with an interest rate of 5.6% based on the applicable SOFR effective for the contractual reset date of January 1, 2026.
•$500.0 million of unsecured notes outstanding that bear interest at a rate of 3.00% per year (the “July 2026
Notes”). The July 2026 Notes mature on July 14, 2026 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$400.0 million of unsecured notes outstanding that bear interest at a rate of 6.50% per year with a yield-to-
maturity of approximately 6.34% (the “June 2027 Notes”). The June 2027 Notes mature on June 4, 2027 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of unsecured notes outstanding that bear interest at a rate of 5.40% per year (the “August
2028 Notes”). The August 2028 Notes mature on August 15, 2028 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of unsecured notes outstanding that bear interest at a rate of 6.95% per year (the “March
2029 Notes”). The March 2029 Notes mature on March 1, 2029 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.

•$350.0 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly-owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business
Administration (the “SBA”), had a weighted-average annual fixed interest rate of 3.26% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2027, and the weighted-average remaining duration was 4.6 years.
•We maintain investment grade credit ratings from each of Fitch Ratings and S&P Global Ratings, both of which have assigned us investment grade credit ratings of BBB- with a stable outlook.
•Our net asset value totaled $3.0 billion, or $33.33 per share.
In February 2026, we expanded the total commitments under our Corporate Facility by $30.0 million to $1.175 billion. The increase in total commitments was the result of the addition of a new lender relationship, which further diversifies our lender group.
Investment Portfolio Information as of December 31, 2025(6)
The following table provides a summary of the investments in our LMM portfolio and private loan portfolio as of December 31, 2025:

	December 31, 2025
	LMM (a)	Private Loan
	(dollars in millions)
Number of portfolio companies	92	86
Fair value	$3,057.0	$1,988.4
Cost	$2,419.3	$2,014.1
Debt investments as a % of portfolio (at cost)	71.2%	93.5%
Equity investments as a % of portfolio (at cost)	28.8%	6.5%
% of debt investments at cost secured by first priority lien	99.4%	99.9%
Weighted-average annual effective yield (b)	12.5%	10.5%
Average EBITDA (c)	$11.1	$33.9
___________________________
(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 37%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of December 31, 2025, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt investments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of December 31, 2025.
(c)The average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated using a simple average for LMM portfolio companies and a weighted-average for private loan portfolio companies. These calculations exclude certain portfolio companies, including five LMM portfolio companies and six private loan portfolio companies, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The fair value of our LMM portfolio company equity investments was 199% of the related cost basis of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA ratio of 2.4 to 1.0 and a median total
EBITDA to senior interest expense ratio of 3.0 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were 2.5 to 1.0 and 2.9 to 1.0, respectively.(6)(7)

As of December 31, 2025, our investment portfolio also included:
•Other portfolio investments in 33 entities, spread across 13 investment managers, collectively totaling
$134.1 million in fair value and $141.6 million in cost basis, which comprised 2.4% and 3.0% of our investment portfolio at fair value and cost, respectively;
•Middle market portfolio investments in 11 portfolio companies, collectively totaling $83.5 million in fair value and $120.1 million in cost basis, which comprised 1.5% and 2.5% of our investment portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $255.0 million and a cost basis of
$29.5 million, which comprised 4.6% and 0.6% of our investment portfolio at fair value and cost, respectively.
As of December 31, 2025, investments on non-accrual status comprised 1.0% of the total investment portfolio at fair value and 3.3% at cost, and our total portfolio investments at fair value were 117% of the related cost basis.
External Investment Manager
MSC Adviser I, LLC is our wholly-owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the External Investment Manager to our
NII consists of the combination of the expenses we allocate to the External Investment Manager and the dividend income we earn from the External Investment Manager. During the fourth quarter of 2025, the
External Investment Manager earned $10.2 million of total fee income, an increase of $0.5 million from the fourth quarter of 2024. The fee income earned by the External Investment Manager in the fourth quarter of 2025 included (i) $5.8 million of management fee income, a decrease of $0.3 million from the fourth quarter of 2024, and (ii) incentive fees of $4.2 million, an increase of $0.9 million from the fourth quarter of 2024. We allocated
$6.6 million of total expenses to the External Investment Manager during the fourth quarter of 2025, an increase of $0.3 million from the fourth quarter of 2024. The decrease in management fee income was primarily attributable to a decrease in the base management fees earned resulting from changes in the advisory agreement between the External Investment Manager and its client, MSC Income Fund, Inc., in conjunction with the listing of MSC Income Fund, Inc.’s shares on the New York Stock Exchange in January 2025, partially offset by an increase in total assets managed for clients. The increase in incentive fees was attributable to the favorable performance and improved operating results from the assets managed for clients in the fourth quarter of 2025 relative to the fourth quarter of 2024. The combination of the dividend income we earned from the External
Investment Manager and expenses we allocated to it resulted in a total contribution to our NII of $9.3 million, representing an increase of $0.5 million from the fourth quarter of 2024.
The External Investment Manager ended the fourth quarter of 2025 with total assets under management of $1.7 billion.
Fourth Quarter and Full Year 2025 Financial Results Conference Call / Webcast
Main Street has scheduled a conference call for Friday, February 27, 2026 at 10:00 a.m. Eastern time to discuss the fourth quarter and full year 2025 financial results.(8)
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street website at https://www.mainstcapital.com.
A telephonic replay of the conference call will be available through Friday, March 6, 2026 and may be accessed by dialing 201-612-7415 and using the passcode 13757959#. An audio archive of the conference call will also be available on the investor relations section of the Company’s website at https://www.mainstcapital.com shortly after the call and will be accessible until the date of Main Street’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Annual Report on Form 10-K for the fiscal year ended December 31, 2025 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) (www.sec.gov) and Main Street’s Fourth Quarter
2025 Investor Presentation to be posted on the investor relations section of the Main Street website at https://
www.mainstcapital.com.
ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides customized long-
term debt and equity capital solutions to lower middle market companies and debt capital to private companies owned by or in the process of being acquired by a private equity fund. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop” debt and equity financing solutions within its lower middle market investment strategy. Main Street seeks to partner with private equity fund sponsors and primarily invests in secured debt investments in its private loan investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s private loan portfolio companies generally have annual revenues between $25 million and $500 million.
Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC
Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.
FORWARD-LOOKING STATEMENTS
Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to Main Street’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main
Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and
“Risk Factors” included in Main Street’s filings with the SEC (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
INVESTMENT INCOME:
Interest, dividend and fee income:
Control investments	$69,459	$52,795	$245,940	$205,367
Affiliate investments	24,169	22,555	96,077	84,367
Non‑Control/Non‑Affiliate investments	51,913	65,092	224,374	251,292
Total investment income	145,541	140,442	566,391	541,026
EXPENSES:
Interest	(31,839)	(34,018)	(127,998)	(123,429)
Compensation	(14,674)	(12,261)	(52,044)	(47,486)
General and administrative	(5,768)	(5,188)	(21,701)	(19,347)
Share‑based compensation	(5,749)	(4,939)	(21,440)	(18,793)
Expenses allocated to the External Investment Manager	6,571	6,320	23,533	23,088
Total expenses	(51,459)	(50,086)	(199,650)	(185,967)
NET INVESTMENT INCOME BEFORE TAXES	94,082	90,356	366,741	355,059
Excise tax expense	(1,054)	(4,199)	(4,051)	(5,851)
Federal and state income and other tax benefits (expenses)	(928)	533	(9,972)	(7,807)
NET INVESTMENT INCOME (4)	92,100	86,690	352,718	341,401
NET REALIZED GAIN (LOSS):
Control investments	32,638	37,274	19,674	36,922
Affiliate investments	418	(5,005)	58,127	(4,219)
Non‑Control/Non‑Affiliate investments	17,752	(3,700)	(23,222)	13,295
Total net realized gain	50,808	28,569	54,579	45,998
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	(10,728)	29,860	46,288	117,867
Affiliate investments	4,635	24,690	9,153	47,299
Non‑Control/Non‑Affiliate investments	(2,245)	(2,324)	43,438	(27,510)
Total net unrealized appreciation (depreciation)	(8,338)	52,226	98,879	137,656
Income tax benefit (provision) on net realized gain and net unrealized appreciation (depreciation)	(3,459)	6,752	(12,778)	(16,975)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$131,111	$174,237	$493,398	$508,080
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED (4)	$1.03	$0.98	$3.95	$3.93
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$1.46	$1.97	$5.52	$5.85
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	89,840,122	88,406,094	89,363,140	86,805,755

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,	December 31,
	2025	2024

ASSETS
Investments at fair value:
Control investments	$2,569,626	$2,087,890
Affiliate investments	965,179	846,798
Non‑Control/Non‑Affiliate investments	1,983,312	1,997,981
Total investments	5,518,117	4,932,669
Cash and cash equivalents	41,959	78,251
Interest and dividend receivable and other assets	107,905	98,084
Deferred financing costs, net	13,720	12,337
Total assets	$5,681,701	$5,121,341
LIABILITIES
Credit Facilities	$518,000	$384,000
July 2026 Notes (par: $500,000 as of both December 31, 2025 and 2024)	499,715	499,188
June 2027 Notes (par: $400,000 as of both December 31, 2025 and 2024)	399,569	399,282
August 2028 Notes (par: $350,000 as of December 31, 2025)	347,996	—
March 2029 Notes (par: $350,000 as of both December 31, 2025 and 2024)	347,721	347,002
SBIC debentures (par: $350,000 as of both December 31, 2025 and 2024)	344,593	343,417
December 2025 Notes (par: $150,000 as of December 31, 2024)	—	149,482
Accounts payable and other liabilities	67,799	69,631
Interest payable	30,094	23,290
Dividend payable	23,358	22,100
Deferred tax liability, net	108,963	86,111
Total liabilities	2,687,808	2,323,503
NET ASSETS
Common stock	898	884
Additional paid‑in capital	2,457,660	2,394,492
Total undistributed earnings	535,335	402,462
Total net assets	2,993,893	2,797,838
Total liabilities and net assets	$5,681,701	$5,121,341
NET ASSET VALUE PER SHARE	$33.33	$31.65

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income, Distributable Net Investment Income Before Taxes,
Total Non-Cash Compensation Expenses, Total Cash Expenses
and Total Cash Compensation Expenses
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net investment income (4)	$92,100	$86,690	$352,718	$341,401
Non-cash compensation expenses (5)	5,930	4,982	23,280	19,910
Distributable net investment income (1)(4)	$98,030	$91,672	$375,998	$361,311
Excise tax expense	1,054	4,199	4,051	5,851
Federal and state income and other tax expenses (benefits)	928	(533)	9,972	7,807
Distributable net investment income before taxes (2)	$100,012	$95,338	$390,021	$374,969

Per share amounts:
Net investment income per share -
Basic and diluted (4)	$1.03	$0.98	$3.95	$3.93
Distributable net investment income per share -
Basic and diluted (1)(4)	$1.09	$1.04	$4.21	$4.16
Distributable net investment income before taxes per share -
Basic and diluted (2)	$1.11	$1.08	$4.36	$4.32

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Share‑based compensation	$(5,749)	$(4,939)	$(21,440)	$(18,793)
Deferred compensation expense	(181)	(43)	(1,840)	(1,117)
Total non-cash compensation expenses (5)	(5,930)	(4,982)	(23,280)	(19,910)

Total expenses	(51,459)	(50,086)	(199,650)	(185,967)
Less non-cash compensation expenses (5)	5,930	4,982	23,280	19,910
Total cash expenses (5)	$(45,529)	$(45,104)	$(176,370)	$(166,057)

Compensation	$(14,674)	$(12,261)	$(52,044)	$(47,486)
Share-based compensation	(5,749)	(4,939)	(21,440)	(18,793)
Total compensation expenses	(20,423)	(17,200)	(73,484)	(66,279)
Non-cash compensation expenses (5)	5,930	4,982	23,280	19,910
Total cash compensation expenses (5)	$(14,493)	$(12,218)	$(50,204)	$(46,369)

MAIN STREET CAPITAL CORPORATION
Endnotes
(1)DNII is NII as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S.
GAAP, excluding the impact of non-cash compensation expenses.(5) Main Street believes presenting DNII and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses(5) do not result in a net cash impact to Main Street upon settlement. However, DNII is a non-U.S. GAAP measure and should not be considered as a replacement for
NII or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to DNII is detailed in the financial tables included with this press release.
(2)DNII before taxes is NII as determined in accordance with U.S. GAAP, excluding the impact of non-cash compensation expenses(5) and any tax expenses included in NII. Main Street believes presenting DNII before taxes and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since (i) non-cash compensation expenses(5) do not result in a net cash impact to Main Street upon settlement and (ii) tax expenses included in NII may include (a) excise tax expense, which is not solely attributable to NII, and (b) deferred taxes, which are not payable in the current period. However, DNII before taxes is a non-U.S. GAAP measure and should not be considered as a replacement for NII, NII before taxes or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to DNII before taxes is detailed in the financial tables included with this press release.
(3)Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(4)NII and DNII for each period in 2024 and the first quarter of 2025 necessary to present the amount for the year ended December 31, 2025 have been revised to include the impact of excise tax and NII related federal and state income and other tax expenses previously included within the total income tax provision. This correction was determined to be immaterial to any impacted prior periods and had no impact on net increases in net assets resulting from operations or the related per share amounts.
(5)Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main
Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation
(depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S.
GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.

(6)Portfolio company financial information has not been independently verified by Main Street.
(7)These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.
(8)No information contained on the Company’s website or disclosed on the February 27, 2026 conference call, including the webcast and the archived versions, is incorporated by reference in this press release or any of the Company’s filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.